Exhibit 5.1(a)

July 18, 2024

The Board of Directors

Data Storage Corporation

225 Broadhollow Road, Suite 307

Melville, New York 11747

Re:   Data Storage Corporation, Form S-3

Gentlemen:

We have acted as special Nevada counsel to Data Storage Corporation, a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus ”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $50,000,000 offering price of (i) shares of common stock, par value $0.001 per share (“Common Stock”), including shares of Common Stock as may from time to time be issued upon conversion or exchange of Debt Securities or Preferred Stock (each as defined below) or the exercise of Warrants or Units (each as defined below); (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series; (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”) in the forms to be filed as Exhibits 4.5, 4.6 and 4.7 to the Registration Statement; and (v) units consisting of one or more of the Company’s Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination of those securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named in the applicable Unit Agreement (each, a “Unit Agent”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

 We also have acted as special Nevada counsel to the Company in connection with the sale through Maxim Group LLC, as the sales agent (the “Sales Agent”), from time to time by the Company of shares of Common Stock (the “Equity Distribution Agreement Shares”) having a maximum aggregate offering price of up to $10,600,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus for the sale of the Equity Distribution Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus, collectively, the “Equity Distribution Agreement Prospectus”), and that certain Equity Distribution Agreement dated as of July 18, 2024, by and between the Sales Agent and the Company (the “Equity Distribution Agreement”).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters (“Reliance Documents”). We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the federal securities laws, the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

The Board of Directors

Data Storage Corporation

July 18, 2024

In connection with this opinion letter, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reliance Documents, the Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the Securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by the Company and other parties thereto; (v) the terms of any Warrants and Units included in any Securities offered and issued as executed and delivered are as described in the Registration Statement; and (vi) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the NRS.

The Board of Directors

Data Storage Corporation

July 18, 2024

2.       With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (i) a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Nevada corporate law (the “Certificate of Designations”) has been filed with, and accepted for record by, the Secretary of State of the State of Nevada, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (ii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Articles of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (iii) if the Offered Preferred Stock is to be certificated, certificates in the form required under Nevada corporate law representing the shares of Offered Preferred Stock have been duly executed and countersigned and (iv) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

3.       When the Equity Distribution Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Equity Distribution Agreement, the issuance and sale of the Equity Distribution Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the Equity Distribution Agreement Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the NRS and (ii) upon the issuance of any of the Equity Distribution Agreement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its articles of incorporation, as amended and restated as of the date hereof.

This opinion is given as of the date hereof. We assume no obligation to advise you of changes in law or facts that may hereafter be brought to our attention.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

PARSONS BEHLE & LATIMER

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